UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

AMERICAN PICTURE HOUSE CORPORATION

(Name of Registrant as Specified In Its Charter)

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AMERICAN PICTURE HOUSE CORPORATION

477 Madison Avenue 6FL

New York, NY 10022

(800) 689-6885

Notice of Action by Written Consent of

Stockholders to be Effective ________________, 2024

Dear Stockholder:

We are furnishing this notice and the accompanying Information Statement to the holders of shares of common stock and Series A Preferred Stock (the “Series A Preferred Stock”) of American Picture House Corporation., a Wyoming corporation (the “Company”), for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

The purpose of the Information Statement is to notify our stockholders that effective on August 31, 2024, the holder of 3,829 shares of the Company’s Series A Preferred Stock, which votes with the Company’s common stock and represents 97.17% of the total voting power of the Company’s voting securities, approved by written consent in lieu of a special meeting of stockholders the following proposal, which had previously been approved and recommended to be approved by the stockholders, by the Board of Directors of the Company (“Board”) on August 31, 2024:

Proposal 1: To approve our Second Amended and Restated Articles of Incorporation, which amends Article VI, paragraph A. (1) of our current Amended and Restated Articles of Incorporation to grant authorization to our Board of Directors to determine, without shareholder approval, the designations, preferences, limitations, restrictions, and relative rights of any additional classes of Preferred Stock, and variations in the relative rights and preferences as between different series.

The Board believes that the common stockholders of the Company will benefit from this proposal because it believes that the Company will be able to attract new investors for investment in its media and motion picture business.

The Board believes that the common stockholders of the Company will benefit from the proposal because such change may allow the Company greater flexibility in pursuing acquisitions, equity investments and other opportunities.

This notice and the accompanying Information Statement is first being mailed to our stockholders of record as of the close of business on or about August 31, 2024. In accordance with Rule 14c-2 of the Exchange Act, the actions contemplated herein will not be effective until _______________, 2024, a date which is at least 20 calendar days after the date on which this notice and the accompanying Information Statement is first mailed to our stockholders of record. You are urged to read the Information Statement in its entirety for a description of the actions taken by the holder of a majority of the total voting power of the Company’s securities with regard to these specific matters.

This notice and the accompanying Information Statement is also available at www.americanpicturehouse.com. This website also includes copies of our Form 10-Q for the period ended March 31, 2024. Stockholders may request a copy of the Information Statement and such Form 10-Q by contacting our main office at (800) 689-688.

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT

TO SEND US A PROXY

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

The corporate actions are taken by consent of the holder of (and the holder of the right to vote) a majority of the voting capital stock, pursuant to Wyoming law. Proxies are not being solicited because the holder of approximately 97.85% of the total voting power of the Company’s securities holds more than enough votes to effect the proposed actions and has voted in favor of the proposal contained herein.

By Order of the Board of Directors

_______________, 2024
Bannor Michael MacGregor
Director and Chief Executive Officer

AMERICAN PICTURE HOUSE CORPORATION

477 Madison Avenue 6FL

New York, NY 10022

(800) 689-6885

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being mailed on or about ________, 2024 to the holders of record at the close of business on _August 31, 2024 (the “Record Date”) of shares of the common stock and shares of the Series A Preferred Stock (the “Series A Preferred Stock”) of American Picture House Corporation, a Wyoming corporation (the “Company”), in connection with action taken by the holder of a majority of the Company’s voting power of the Company’s securities with regard to the following proposal (the “Proposal”):

Proposal 1: To approve our Second Amended and Restated Articles of Incorporation, which amends Article VI, paragraph A. (1) of our current Amended and Restated Articles of Incorporation to grant authorization to our Board of Directors to determine, without shareholder approval, the designations, preferences, limitations, restrictions, and relative rights of any additional classes of Preferred Stock, and variations in the relative rights and preferences as between different series.

Bannor Michael MacGregor, who owns 3,829 shares of Series A Preferred Stock (each share of which has, as of the Record Date, 1,000,000 votes with regard to the above Proposal), representing in the aggregate 97.17% of the total voting power of the Company’s voting securities, has executed a written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Consent”) approving the action described above. Bannor Michael MacGregor is our Chief Executive Officer and a Director of the Company.

The action described above, as approved pursuant to the Majority Stockholder Consent effective on August 31, 2024, had previously been approved by the Board of Directors of the Company on August 31 2024, and recommended to be presented to the stockholders for approval by the Board of Directors on the same date.

Under Section 17-16-704 of the Wyoming Business Corporation Act, as amended (the “WBCA”), and in accordance with the Bylaws of the Company, all activities requiring stockholder approval may be taken by obtaining the written consent and approval of the holders of at least a majority of the outstanding voting stock in lieu of a meeting of the stockholders. Because Mr. MacGregor is entitled to cast a vote representing more than a majority of the outstanding voting stock of the Company on the Record Date, no action by the minority stockholders in connection with the Proposal is required.

Pursuant to Section 17-16-704 of the WBCA, we are required to provide notice of the taking of the corporate actions described above without a meeting of stockholders to all stockholders who did not consent in writing to such actions. This Information Statement serves as such notice. This Information Statement will be mailed on or about September __, 2024 to stockholders of record as of the Record Date, and is being delivered to inform you of the corporate actions described hereunder before such actions take effect in accordance with Rule 14c-2 of the Exchange Act.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

The WBCA does not provide for dissenters’ rights of appraisal to the Company’s stockholders in connection with the approval of the Proposal.

Voting Securities

As of the Record Date of this Information Statement, our voting securities consisted of (i) our common stock (the “Common Stock”), of which 111,399,325 shares were outstanding, and (ii) our Series A Preferred Stock, of which 3,829 shares were outstanding. Approval of the Proposal requires the affirmative consent of a majority of the total voting power of the Company’s securities issued and outstanding on the Record Date. The quorum necessary to conduct business of the stockholders consists of a majority of the total voting power of the Company’s securities issued and outstanding on the Record Date.

The holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holder of the Series A Preferred Stock votes together with the holders of the Common Stock as a single class. On any matter presented to Company stockholders for their action or consideration at any Company stockholders’ meeting or by written consent in lieu of a meeting, (i) each share of Series A Preferred Stock will be entitled to one million (1,000,000) votes; and (ii) the Series A Preferred Stock, as a class, has the number of votes, in the aggregate, equal to more than 51% of all votes entitled to be voted at any meeting of stockholders or action by written consent of stockholders.

Mr. MacGregor, as of the Record Date, had approximately 97.17% of the total voting power of the Company’s securities with regard to the Proposal, which voting power exceeds the majority of the issued and outstanding voting power of the Company’s securities on the Record Date. Mr. MacGregor has consented to the Proposal and had the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

Security Ownership of Certain Beneficial Owners

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of our outstanding Common Stock as of August 31, 2024 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the stockholders listed below possess sole voting and investment power with respect to their shares. Except for Mr. Macgregor, none of the following owns any Series A Preferred Stock. All of the outstanding shares of Series A Preferred Stock are owned by Mr. Macgregor, our Chief Executive Officer and a Director.

Name of All Officers, Directors, and Control Persons	Affiliation with Company (e.g., Officer Title/ Director/Owner of more than 5%)	Residential Address (City State)	Number of shares owned	Share type /class	Ownership % of Class Outstanding
Bannor Michael MacGregor (1)(4)	Chairman, CEO	Durham, NC	27,755,586	Common	24.92%
Jonathan Sanger	President,	Los Angeles, CA	0	Common	0.00%
Donald J. Harris, esq. (4)	Secretary, Director	Raleigh, NC	3,367,240	Common	3.02%
Daniel Hirsch (5)	Treasurer	Teaneck, NJ	873,250	Common	0.78%
James H. Hayne	Asst. Secretary & Asst. Treasurer	Cary, NC	0	Common	0.00%
Thomas Rauker (4)	Director	Littleton, MA	250,000	Common	0.22%
Chauncey T. Jones, M.D. (4)	Director	Woodlands, TX	1,250,000	Common	1.13%
Michael Blanchard (4)	Director	Littleton, MA	4,287,238	Common	3.85%
Michael Wilson (4)	Director	Denville, NJ	350,000	Common	0.31%
Peter Conway (2)(4)	Director	Acton. MA	250,000	Common	0.22%
Timothy Battles (4)	Director	Groton, MA	4,680,000	Common	4.20%
PC2 Consulting (2)	Shareholder	Acton, MA	48,000	Common	0.04%
North Star Capital PTY (3)	Shareholder	Hampton, AUS	3,500,000	Common	3.14%
Black Rock Capital PTY (3)	Shareholder	Victoria, AUS	3,000,000	Common	2.69%
All Officers, Directors and Control Persons			49,611,314	Common	42.98%

(1)	Mr. MacGregor is a Managing Manager of Hyperion Sprung Private Family Trust Management Company, LLC, trustee of The Noah Morgan Private Family Trust which owns 26,842,603 common shares of the Company which represents 24.10% of the common shares of the Company.
(2)	Mr. Conway is a principal and controlling person of PC2 Consulting and as such is its control person.
(3)	Mr. Damian Gill is a principal and controlling person of both North Star Capital PTY & Black Rock Capital PTY.
(4)	Includes 250,000 shares that each Director has the right to acquire from the Company pursuant to the exercise of stock options issued on February 8, 2024. Additionally, on January 11, 2023 the Company issued 662,983 options to Mr. Macgregor and 497,238 options to Mr. Blanchard. Options can be exercised at $0.0125 per share.
(5)	Includes 873,250 options that Mr. Hirsh has the right to acquire from the Company pursuant to the exercise of stock options issued on February 8, 2024

Preferred Shares

Name of Beneficial Owner	Series A Preferred Shares Beneficially Owned (1)	Percentage of Series A Preferred Shares (2)
Bannor Michael MacGregor (3)	3,829	100.00%

Total	3,829	100.00%

(1)	The holders of the Series A preferred shares, shall not be entitled to receive dividends. The holders of Series A preferred shares shall be entitled to vote on all matters submitted to a vote of the shareholders of the Company. The holders of the Series A preferred shares shall be entitled to one million (1,000,000) votes per one share of Series A preferred held. The holders of any Series A preferred shares shall be entitled to convert such shares into fully paid and non-assessable shares of Common Stock at the following conversion ratio: each Series A preferred share is convertible at a ratio of 1 to 100,000 so that each one share of Series A preferred shares may be exchanged for 100,000 common shares.

(2)	The number of Series A Preferred shares outstanding used in computing the percentage is 3,829.

(3)	The address for Bannor Michael MacGregor is Durham, NC.

PROPOSAL 1

TO APPROVE OUR SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION, WHICH AMENDS ARTICLE VI, PARAGRAPH A. (1) OF OUR CURRENT AMENDED AND RESTATED ARTICLES OF INCORPORATION TO GRANT AUTHORIZATION TO OUR BOARD OF DIRECTORS TO DETERMINE, WITHOUT SHAREHOLDER APPROVAL, THE TERMS AND PROPERTIES, INCLUDING PREFERENCES, RIGHTS AND LIMITATIONS, OF ANY ADDITIONAL CLASSES OR SERIES OF SHARES, AND RELATIVE RIGHTS AND PREFERENCES AS BETWEEN DIFFERENT SERIES.

Our Board has unanimously approved our Second Amended and Restated Articles of Incorporation, which amends Article VI, paragraph A. (1) of our current Amended and Restated Articles of Incorporation to grant authorization to our Board to determine, without shareholder approval, the designations, preferences, limitations, restrictions, and relative rights of any additional classes or series of shares, and variations in the relative rights and preferences as between different series. This amendment was also approved by the stockholders pursuant to the Majority Stockholder Consent. The amendment will be effected by the filing of an amendment to our Certificate of Incorporation in the form set forth in Exhibit A with the Secretary of State of the State of Wyoming (the “Preferred Stock Amendment”).

Purpose and Effect of the Preferred Stock Amendment

The Board believes that the ability to create and issue various series of the Company’s preferred stock with various properties as determined by the Board of Directors will provide it with greater speed and flexibility in determining the consideration that may be offered by the Company’s issuance of its equity in transactions such as mergers, acquisitions and other business combinations, and for raising capital for the Company. In many of these transactions, time is of the essence, and the ability of the Board to act in such matters without the time-consuming process of shareholder approval (especially in the case of Exchange Act reporting company, which the Company is) can make the difference in consummation of such transactions.

The authorization of the issuance of shares of preferred stock as determined solely by the Board of Directors without shareholder approval (also known as “blank check” preferred stock) is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of various series of the Company’s preferred stock with various properties without shareholder approval has potential utility as a device to discourage or impede a takeover of the Company.

Anti-takeover Provisions

We do not intend that the Proposal be utilized as a type of anti−takeover device. However, these actions could, under certain circumstances, have an anti−takeover effect. For example, in the event of a hostile attempt to acquire control of the Company, we could seek to impede the attempt by issuing shares of preferred stock with voting rights or convertible into voting rights, which would effectively dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. Further, we could issue additional shares of preferred stock in a manner that would impede the efforts of stockholders to elect directors other than those nominated by the then current Board of Directors. These potential effects could limit the opportunity for the Company stockholders to dispose of their shares at the higher price generally available in takeover attempts or to elect directors of their choice. We have no current plans or proposals to enter into any other arrangement that could have material anti−takeover consequences.

No Dissenter’s Rights

Under the WBCA, stockholders will not be entitled to dissenter’s rights with respect to the Proposal, and the Company does not intend to independently provide stockholders with any such right.

Interest of Certain Persons in Opposition to Matters to be Acted Upon

No officer or director has any substantial interest in the Proposal other than in their roles as an officer or director and their ownership of securities issued by the Company.

Householding

Regulations regarding the delivery of copies of information statements to stockholders permit us, banks, brokerage firms and other nominees to send one information statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate information statement, we will promptly deliver a separate copy to such stockholder that contacts us by mail at American Picture House Corporation, 477 Madison Avenue 6FL, New York, NY10022, or at telephone number (800) 689-6885. Any stockholders of record sharing an address who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household in the future should also contact the Company by mail or telephone as instructed above. Any stockholders sharing an address whose shares of Common Stock, or Series A Preferred Stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

Where You Can Obtain Additional Information

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report together with any subsequent information we have filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting American Picture House Corporation, 477 Madison Avenue 6FL, New York, NY10022, telephone number (800) 689-6885.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this Information Statement, and later information that we file with the SEC will automatically update and supersede some of this information. The documents we incorporate by reference are:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

(2)	Quarterly Report on Form 10-Q for the three months ended March 31, 2024; and

(3)	Quarterly Report on Form 10-Q for the six months ended June 30, 2024.

We will provide to each person, including any beneficial owner, to whom an Information Statement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this Information Statement but not delivered with this Information Statement. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the Corporate Secretary, c/o American Picture House Corporation, 477 Madison Avenue 6FL, New York, NY10022, telephone number (800) 689-6885. We maintain a website at http://www.americanpicturehouse.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of this Information Statement.

American Picture House Corporation

By Order of the Board of Directors

Date: ______________, 2024	By:
Bannor Michael MacGregor
Director and Chief Executive Officer

EXHIBIT A

Below are the proposed Second Amended and Restated Articles of incorporation of the Company, indicating in Article VI, paragraph A. (1), that the Board of Directors shall have the right, without shareholder approval, to determine designations, preferences, limitations, restrictions, and relative rights of any additional classes of Preferred Stock, and variations in the relative rights and preferences as between different series.

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

AMERICAN PICTURE HOUSE CORPORATION

ARTICLE I – NAME OF THE CORPORATION

The name of the corporation shall be: American Picture House Corporation (the “Corporation”).

ARTICLE II – NAME AND ADDRESS OF REGISTERED AGENT

The address of the registered office of the Corporation in the State of Wyoming is 1910 Thomas Ave., Cheyenne, Wyoming 82001. The name of the Corporation’s registered agent at the address is InCorp Services, Inc. Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE III – PRINCIPAL OFFICE AND MAILING ADDRESS OF CORPORATION

The principal office address and mailing address of Corporation is 477 Madison Avenue 6FL, New York, NY 10022.

ARTICLE IV – PERPETUAL DURATION OF THE CORPORATION

The period of this Corporation’s duration is perpetual.

ARTICLE V – PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Wyoming Business Corporation Act other than the banking business, the trust Corporation business or the practice of a profession permitted to be incorporated by the Wyoming Business Corporation Act

ARTICLE VI – AUTHORIZED CAPITAL

A. Authorized Capital. The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 1,100,000,000 shares, of which 1,000,000 shares shall be shares of preferred stock, par value of $.0001 per share as described herein (“Preferred Stock”), and 1,000,000,000 shares shall be shares of common stock, par value of $.0001 per share (“Common Stock”).

(1) Preferred Stock. Notwithstanding the designation of the class of Series A Preferred Stock designated in Article XIV, the designations, preferences, limitations, restrictions, and relative rights of any additional classes of Preferred Stock, and variations in the relative rights and preferences as between different series, shall be established by the Corporation’s Board of Directors (“Board of Directors”) without shareholder approval in accordance with Section 17-16-702 of the Wyoming Business Corporation Act.

(2) Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

The Common Stock shall have voting rights such that each share of Common Stock duly authorized, issued and outstanding shall entitle its holder to one vote.

B. Dividends. Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends on the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

C. No Assessment. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

D. Value. Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and non-assessable.

E. Restrictions. The Board of Directors shall have the authority to impose restrictions upon the transfer of the capital stock of the Corporation as it deems necessary in the best interests of the corporation or as required by law.

ARTICLE VII - CUMULATIVE VOTING

Cumulative voting for the election of directors shall not be permitted.

ARTICLE VIII - PREEMPTIVE RIGHTS

No holder of any stock of the Corporation shall be entitled, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares unless specifically authorized by the governing board of the Corporation.

ARTICLE IX - GOVERNING BOARD

The governing board of this Corporation shall be known as directors, and the number of the directors may from time to time be increased or decreased in such manner as shall be permitted by the bylaws of this Corporation. There shall not be fewer than one member of the Board of Directors.

ARTICLE X – SHAREHOLDER VOTING ON CORPORATE ACTIONS

Notwithstanding the requirements of Wyoming law, the affirmative vote or concurrence of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon are required to make effective all transactions that require shareholder approval under applicable law.

ARTICLE XI – INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS

A. Liability for Monetary Damages. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Wyoming law provided, however, that the liability of directors is not limited or eliminated (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, or (b) any of the acts set forth in Section 17-16-202 of the Wyoming Business Corporations Act

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person’s estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

B. Expenses. The Corporation may, at its discretion, advance expenses in advance of the final disposition of the case to or for the benefit of a director, officer, employee, fiduciary, or agent, who is party to a proceeding such as described in the preceding paragraph A to the maximum extent permitted by applicable law.

C. Repeal or Modification. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation or other person entitled to indemnification existing at the time of such repeal or modification.

ARTICLE XII - LIMITATIONS OF LIABILITY

A. Limitation of Liability. Notwithstanding Wyoming law, specifically Section 17-16-202 of the Wyoming Business Corporations Act, or the provisions of these Articles of Incorporation, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. If the Wyoming Business Corporations Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporations Act, as so amended.

B. Repeal or Modification. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XIII – ACTIONS OF SHAREHOLDERS

A. Meetings. Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation or by resolution of the board of directors.

B. Quorum. A quorum for the conduct of any meeting of stockholders, whether special or annual, shall be one-third (1/3) of all votes entitled to be cast at such meeting; provided, that if any class or series of securities of the Corporation is entitled to vote as a separate voting group, then a quorum of class or series shall be one-third of such class or series but only with respect to such matters and issues on which such class or series is entitled to vote as a separate group.

C. Required Approval. Notwithstanding the provisions of these Articles, any action for which the Wyoming Business Corporations Act requires the approval of two-thirds of the shares or any class or series or voting group entitled to vote with respect thereto, unless otherwise provided in the Articles of Incorporation, shall require for approval, the affirmative vote of a majority of the shares or any class or series or voting group outstanding and entitled to vote thereon.

D. Vote Procedure. Any vote of the shareholders of the Corporation may be taken either:

(1) at a meeting called for such purpose or,

(2) by the written consent of the shareholders in lieu of a meeting provided that shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.

ARTICLE XIV – DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK

A. Designation. The designation of said series of preferred stock shall be “Series A Convertible Preferred Stock,” $0.0001 par value per share (the “Series A Preferred Stock”).

B. Number of Shares. The number of shares of Series A Preferred Stock authorized shall be one hundred thousand (100,000,) shares. Each share of Series A Preferred Stock shall have a par value equal to $0.0001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares).

C. Dividends. Initially, there will be no dividends due or payable on the Series A Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

D. Liquidation Preference. The Holders of shares of Series A Preferred Stock shall have a first position lien against all of the Corporation’s assets, including but not limited to its intellectual property. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation’s assets in one transaction or in a series of related transactions (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series A Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series A Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. The “Liquidation Preference” with respect to a share of Series A Preferred Stock means an amount equal to the ratio of (a) the total amount of the Corporation’s assets and funds available for distribution to the Series A Preferred Stock to (b) the number of shares of Series A Preferred Stock outstanding.

E. Conversion.

(1) Each outstanding share of Series A Preferred Stock shall be convertible into one hundred thousand (100,000) shares (“Conversion Ratio”) of the Corporation’s common stock (“Common Stock”), at the option of the Holder in whole or in part, at any time commencing after the Issuance Date; The Holder shall effect conversions by sending a conversion notice (the “Notice of Conversion”) in the manner set forth herein. Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted. The date on which such conversion is to be effected (the “Conversion Date”) shall be on the date the Notice of Conversion is delivered pursuant to this section. Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. Upon the entire conversion of the Series A Preferred Stock, the certificates for such Series A Preferred Stock shall be returned to the Corporation for cancellation.

(2) Not later than ten (10) Business Days after the Conversion Date, the Corporation will deliver to the Holder (a) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Series A Preferred Stock and (b) once received from the Corporation, the Series A Preferred Stock in principal amount equal to the principal amount of the Series A Preferred Stock not converted; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Series A Preferred Stock until the Series A Preferred Stock are either delivered for conversion to the Corporation or any transfer agent for the Series A Preferred Stock or Common Stock, or the Holder notifies the Corporation that such Series A Preferred Stock certificates have been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required under this section, the Holder shall be entitled, by providing written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the Series A Preferred Stock tendered for conversion.

(3) (a) If the Corporation, at any time while any Series A Preferred Stock are outstanding, (i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities (as defined below) payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, the Conversion Ratio designated herein shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) If the Corporation, at any time while Series A Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders of Series A Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which each Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Ratio in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(c) All calculations under this Article XIV shall be made to the nearest 1/1,000th of a cent or the nearest 1/1,000th of a share, as the case may be. Any calculation resulting in a fraction shall be rounded up to the next cent or share.

(d) Whenever the Conversion Ratio is adjusted pursuant to this section, the Corporation shall within ten (10) days after the determination of the new Fixed Conversion Ratio mail and fax to the Holder and to each other Holder of Series A Preferred Stock, a notice setting forth the Fixed Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(e) In case of any reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Series A Preferred Stock then outstanding shall have the right thereafter to convert such Series A Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series A Preferred Stock and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series A Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this section upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(f) If:

(i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock; or

(ii) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

(iii) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

(iv) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(v) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of Series A Preferred Stock, and shall cause to be mailed and faxed to the Holders of Series A Preferred Stock at their last addresses as it shall appear upon the Series A Preferred stock register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(4) The Corporation covenants that all shares of Common Stock that shall be issuable hereunder shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

(5) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Corporation shall eliminate such fractional share interest by issuing the Holder an additional full share of Common Stock.

(6) The issuance of certificates for shares of Common Stock on conversion of Series A Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(7) Series A Preferred Stock converted into Common Stock shall be canceled upon conversion.

(8) Each Notice of Conversion shall be given by facsimile or email to the Corporation no later than 4:00 pm EST. Any such notice shall be deemed given and effective upon the transmission of such facsimile or email at the current facsimile telephone number of the Company. In the event that the Corporation receives the Notice of Conversion after 4:00 p.m. EST, the Conversion Date shall be deemed to be the next Business Day. In the event that the Corporation receives the Notice of Conversion after the end of the Business Day, notice will be deemed to have been given the next Business Day.

F. Rank. The Series A Preferred Stock shall, as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Corporation’s Common Stock (ii) prior to any class or series of 0capital stock of the Corporation hereafter created that, by its terms, ranks junior to the Series A Preferred Stock (“Junior Securities”); (iii) junior to any class or series of capital stock of the Corporation hereafter created which by its terms ranks senior to the Series A Preferred Stock (“Senior Securities”); (iv) pari passu with any other series of preferred stock of the Corporation hereafter created which by its terms ranks on a parity (“Pari Passu Securities”) with the Series A Preferred Stock.

G. Voting Rights. Each one share of the Series A Preferred Stock shall have voting rights equal to one million (1,000,000) votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Certificate of Incorporation or by-laws.

H. Protection Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series A Preferred Stock, alter or change the rights, preferences or privileges of the Series A Preferred so as to affect adversely the holders of Series A Preferred Stock.

I. Miscellaneous.

(1) Status of Converted or Redeemed Stock. In case any shares of Series A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series A Preferred Stock.

(2) Lost or Stolen Certificates. Upon receipt by the Corporation of (a) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (b) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificates if the holder of Series A Preferred Stock contemporaneously requests the Corporation to convert such holder’s Series A Preferred.

(3) Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series A Preferred granted hereunder may be waived as to all shares of Series A Preferred Stock (and the holders thereof) upon the unanimous written consent of the holders of the Series A Preferred Stock.

(4) Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this section.

If to the Corporation:	American Picture House Corporation
477 Madison Avenue, 6FL New York, NY 10022

Attention: Bannor Michael MacGregor, Chief Executive Officer
Telephone: 1-800-689-6885

If to the holders of Series A Preferred, to the address listed in the Corporation’s books and records.

ARTICLE XV – CONFLICTING INTEREST TRANSACTIONS

No contract or other transaction between the Corporation and one (1) or more of its directors or any other Corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voided solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

A. The fact of such a relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves. or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

C. The contract or transaction is fair and reasonable to the Corporation. Common or interested directors may be counted in determining the presence of a quorum, as herein previously defined, at a meeting of the Board of Directors or a committee thereof that authorizes, approves, or ratifies such contract or transaction.